UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2025

Astra Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52205	20-3113571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1100 Benjamin Franklin Drive, Unit 802 Sarasota Florida 34236

(Address of principal executive offices, including zip code)

(800) 705-2919

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))’

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ASRE	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of May 22, 2025, the board of directors of the Company, appointed Tom Rose and Fred L. Solomon to the board of directors.

Tom Rose is an energy industry and governmental policy and regulatory affairs expert in the energy industry. He served 33 years in various staff, management and executive roles for TXU Corporation, including leading Governmental Policy from 2000 to 2009 during the implementation of price-competition in ERCOT. He is President of Geometric Strategies, an energy consulting company he founded nine years ago. Tom is also a Senior Consultant with CMG Consulting, focusing on reforming regulatory designs to encourage digitization of the power grid. Prior to that time, he served for 8 years as Chief Executive Officer of Clean Energy Technology Association, a company dedicated to developing innovative energy solutions. Tom has lived and worked in the Dallas/Fort Worth area since 1980 and has more than 45 years’ experience working with oil, natural gas and electricity energy companies in product development and production, integrated resource planning, risk management, operations, M&As, governmental policy and regulatory affairs.

Fred Solomon was also appointed to the board of directors. Fred L. Solomon is Chairman Emeritus of the Sustainable Energy Technologies, Inc. (“SETI”) board of directors. Mr. Solomon has over thirty years’ experience as an executive manager and owner of various businesses, ranging in size from one million to four billion dollars of revenue. Mr. Solomon is an entrepreneur that has formed, created the capital structure and directed several start-up companies. Mr. Solomon has successfully managed resources on one hundred-million-dollar construction projects bringing the projects to completion on schedule and on budget. Previously, he was President and Founder of Colorado Capital, LLC, Vice President of JWP ZACK, Inc., President & Founder of Southern Energy & Aerospace, Inc., President and Founder of Specialty Maintenance and Construction, Inc. and was a practicing engineer at various firms. Mr. Solomon holds a Bachelor of Science Degree from the University of Florida, an AA Degree from Daytona Community College and is an American Welding Society- Certified Welding Inspector (CWI).

Item 8.01 Other Events

Further to requesting and receiving the resignation of Robert Holcomb on April 14, 2025, the Company will reclassify 10 million shares held by related parties to Class B non-voting shares pending the outcome of the legal action initiated by the United States District Court for the Middle District of Florida against them to protect the interest of the Class A common stockholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRA ENERGY, INC.

Dated: May 27, 2025	By:	/s/ Ronald W. Loudoun
Ronald W. Loudoun
CEO

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